Historical Financial Overview – Annual (Unaudited) Notes: Reflects pro forma GAAP revenue; comprised of Saba GAAP revenue, Halogen pre-acquisition GAAP revenue, and Lumesse pre-acquisition GAAP revenue; see reconciliation in appendix Free cash flow calculated as cash adj. EBITDA less capital expenditures and capitalized software; see reconciliation in appendix This information has not been prepared in accordance with the rules of the Securities and Exchange Commission, including Item 10(e) of Regulation S-K, and it therefore does not reflect all of the adjustments that would be required to comply with Regulation S-K or any other rule or regulation of the Securities and Exchange Commission 2% CAGR Revenue(1) $M Cash Adjusted EBITDA $M Capital Expenditures + Capitalized Software $M Free Cash Flow(2) $M Modest decline driven by deferred rev. cyclicality Exhibit 99.1

Historical GAAP to Pro Forma GAAP Revenue Reconciliation Saba Financials (Unaudited) Notes: 2018A figure reflects Lumesse revenue from beginning of January to end of October Dollars in millions, from January 2017A to March 2020A This information has not been prepared in accordance with the rules of the Securities and Exchange Commission, including Item 10(e) of Regulation S-K, and it therefore does not reflect all of the adjustments that would be required to comply with Regulation S-K or any other rule or regulation of the Securities and Exchange Commission

Historical Cash Adjusted EBITDA Reconciliation Saba Financials (Unaudited) Notes: Dollars in millions, from January 2017A to March 2020A This information has not been prepared in accordance with the rules of the Securities and Exchange Commission, including Item 10(e) of Regulation S-K, and it therefore does not reflect all of the adjustments that would be required to comply with Regulation S-K or any other rule or regulation of the Securities and Exchange Commission

Historical Free Cash Flow Reconciliation Saba Financials (Unaudited) Notes: Dollars in millions, from January 2017A to March 2020A This information has not been prepared in accordance with the rules of the Securities and Exchange Commission, including Item 10(e) of Regulation S-K, and it therefore does not reflect all of the adjustments that would be required to comply with Regulation S-K or any other rule or regulation of the Securities and Exchange Commission